EXHIBIT 4.9

                                 FIRST AMENDMENT

            THIS FIRST AMENDMENT dated as of August 22, 2001 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of December 31, 2000 (the "Credit Agreement") among Grubb & Ellis Company (the "Borrower"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

            WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

            WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1 AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in SECTION 4 of this Amendment, the Credit Agreement is amended as follows.

            1.1 AMENDMENT TO DEFINITION OF APPLICABLE MARGIN. The definition of "Applicable Margin" contained in Section 1.1 is amended in its entirety to read as follows:

                   "APPLICABLE MARGIN" means for each Type of Loan, the rate per annum determined in accordance with the pricing grid below:

            =============================================================================================================
                   Leverage    Applicable Margin for  Applicable Margin for   Applicable Margin for
                     Ratio       Eurodollar Loans        Base Rate Loans         Swingline Loans     Commitment Fee Rate
            -------------------------------------------------------------------------------------------------------------

             Greater than
               or equal
             to 1.75:1.00             2.50%                  1.50%                    0%                   0.50%
            -------------------------------------------------------------------------------------------------------------

             Greater than
               or equal
             to 1.25:1.00 but
                less than
                1.75:1.00             2.25%                  1.25%                    0%                   0.50%
            -------------------------------------------------------------------------------------------------------------

             Less than
             1.25:1.00                2.00%                  1.00%                    0%                   0.50%
            =============================================================================================================

                        The Applicable Margin shall be adjusted, to the extent
            applicable, on the date of the effectiveness of the First Amendment to this Agreement and on each date on which financial statements are received by the Administrative Agent pursuant to SECTION 7.1(A) or 7.1(B) (but, in any event, no later than the 90th day after the end of each fiscal year) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Leverage Ratio as of the end of the fiscal period that would have been covered thereby, shall for the purposes of this definition be deemed to be greater than 1.75:1.00. Each determination of the Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

            1.2 AMENDMENT TO SECTION 8.1(B). Section 8.1(b) is amended by deleting the reference to "1.10: 1.00" therein and substituting "1.20:1.00" therefor.

            1.3 AMENDMENT TO SECTION 8.1(C). 8.1(c) is amended by deleting the reference to "$31,000,000" therein and substituting the following therefor: "(i) $22,000,000 for any period of four consecutive fiscal quarters ending on or prior to September 30, 2003 and (ii) $31,000,000 thereafter".

            SECTION 2 WAIVER. Subject to the satisfaction of the conditions precedent set forth in SECTION 4 of this Amendment, the Required Lenders hereby waive the Borrower's non-compliance with Section 8.1(c) of the Credit Agreement for the period ended June 30, 2001.

            SECTION 3 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 5 of the Credit Agreement (other than those which speak as of a particular date) is true and correct as of the date of the execution and delivery of this Amendment by the Borrower, with the same effect as if made on such date, and (b) no Event of Default or Default exists.

            SECTION 4 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective when the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower and the Required Lenders, (ii) a Confirmation, substantially in the form of EXHIBIT A, signed by the Borrower and each Subsidiary Guarantor, and (iii) an amendment fee for each Lender which, on or before August 22, 2001, executes and delivers to the Administrative Agent a counterpart, such fee to be in an amount equal to 0.125% of such Lender's Commitment as of the date of this Amendment.

            SECTION 5   MISCELLANEOUS.

            5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

            5.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

            5.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

            5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

            Delivered at Chicago, Illinois, as of the day and year first above written.

                                  GRUBB & ELLIS COMPANY


                                  By /s/ Ian Y. Bress
                                    --------------------------------------------
                                  Title   Chief Financial Officer
                                       -----------------------------------------


                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By /s/ W. Thomas Barnett
                                    --------------------------------------------
                                  Title    Managing Director
                                       -----------------------------------------


                                  BANK OF AMERICA, N.A., as a Lender


                                  By /s/ W. Thomas Barnett
                                    --------------------------------------------
                                  Title   Managing Director
                                       -----------------------------------------


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Documentation Agent and as a Lender


                                  By /s/ David A. Pelaia
                                    --------------------------------------------
                                  Title   Loan Associate
                                       -----------------------------------------

                                  AMERICAN NATIONAL BANK AND TRUST
                                  COMPANY OF CHICAGO, as Syndication Agent and as a Lender


                                  By /s/ Ross Weigand
                                    --------------------------------------------
                                  Title   First Vice President
                                       -----------------------------------------